UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018 (February 16, 2018)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2018 (the “Effective Date”), CIT Group Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 2 to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 16, 2018 (the “Amendment”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent and letter of credit issuer.

The Amendment modifies the Company’s Second Amended and Restated Revolving Credit and Guaranty Agreement, entered into on February 17, 2016, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent and letter of credit issuer (the “Credit Agreement”). The Credit Agreement was previously amended on February 27, 2017. Changes effected by the Amendment include the extension of the final maturity date of the commitments of all but one of the lenders to February 29, 2020 and reduction of the lenders’ total commitments from $750 million to $500 million on the Effective Date. The non-extending lender’s commitments of approximately $42 million will terminate on January 25, 2019.

On the Effective Date, the $500 million total commitment amount under the Credit Agreement consisted of a $375 million revolving loan tranche and a $125 million revolving loan tranche that can also be utilized for issuance of letters of credit. As of the Effective Date, no amounts were utilized under the Credit Agreement, other than approximately $55 million that was utilized for letters of credit. Any amounts drawn under the Credit Agreement, as amended, in the future will be used for general corporate purposes.

The foregoing description of the Amendment and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment No. 2 to Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 16, 2018, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

	By:	/s/ John Fawcett
Name: John Fawcett
Title: Executive Vice President & Chief Financial Officer

Dated: February 21, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 16, 2018, among CIT Group Inc., certain subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.